Exhibit 99.1

ALTABA INC.

CONSOLIDATED SCHEDULE OF INVESTMENTS

As of Inception Date

(unaudited)

Description		Expiration	Principal $ /Shares / Units	Fair Value $
Affiliated investments at fair value — 120.7%
Common shares - 120.7%
Alibaba Group Holdings Limited (1)(2)			383,565,416	51,812,016
Yahoo Japan Corporation (2)			2,025,923,000	8,674,961
Gomaji Corp., Ltd. (1)			3,589,942	4,618
Hortonworks, Inc. - Common Shares (1)			3,845,806	48,726
Warrants - 0.1%
Hortonworks, Inc. - Common Warrants - Exercise Price: $8.46 (1)		6/9/2023	476,368	3,368
Hortonworks, Inc. - Series A Stock Warrants - Exercise Price: $0.01 (1)		6/30/2020	3,250,000	41,178
Total affiliated investments at fair value (cost — $5,719,445)				60,584,867
Unaffiliated investments at fair value — 25.8%
Internet Software & Services
Common shares - 0.2%
SeatGeek, Inc. (1)(2)			47,463	185
Snap Inc. - Common Shares (1)(3)			4,604,942	78,284
Total common shares (Cost — $50,009)				78,469
Preferred shares — 0.0%
Paperless Inc. - Series D Preferred (1)(2)			1,084,430	15,106
Total preferred shares (Cost — $14,000)				15,106
Warrants — 0.1%
Internet Software & Services
Eastman Kodak Co. - Exercise Price: $14.93 (1)		9/3/2018	400	—
Total warrants (Cost — $0)				—

	Rate % (4)	Final Maturity (5)	Principal $	Fair Value $
Money market funds — 9.6%
Invesco Government and Agency Money Market Fund	0.8		1,522	1,522
Fidelity Government and Agency Money Market Fund	0.7		327,724	327,724
JP Morgan Government and Agency Money Market Fund	0.7		4,468,369	4,468,369
Total money market investments (Cost — $4,797,615)			4,797,615	4,797,615

	Rate % (6)	Final Maturity	Principal $	Fair Value $
Fixed income securities
Short Term
Corporate Debt — 4.8%
Financial — 1.8%
AIG Global Funding	1.7	12/15/2017	17,743	17,756
American Express Bank Ltd.	5.9	9/13/2017	5,000	5,051
American Express Centurion Bank	5.9	9/13/2017	5,000	5,051
American Express Centurion Bank	6.0	9/13/2017	15,000	15,153
American Express Credit Corp.	1.6	9/22/2017	12,500	12,501
Anz New Zealand (Intl) Ltd	1.8	3/29/2018	8,083	8,093
Bank of America N.A.	1.7	3/26/2018	8,790	8,798

	Rate % (6)	Final Maturity	Principal $	Fair Value $
Bank of America N.A.	1.8	6/5/2018	25,000	25,027
Bank of New York Mellon Corp.	2.0	6/20/2017	1,296	1,296
Bank of New York Mellon Corp.	1.3	1/25/2018	5,035	5,029
Bank of New York Mellon Corp.	1.7	3/6/2018	700	702
Bank of New York Mellon Corp.	1.4	3/6/2018	9,500	9,490
Bank of New York Mellon Corp.	1.6	5/22/2018	8,600	8,599
Bank of Nova Scotia	1.3	7/21/2017	2,715	2,715
Bank of Nova Scotia	1.5	4/25/2018	25,000	25,007
BB&T Corp.	1.6	8/15/2017	2,785	2,786
BB&T Corp.	1.5	1/12/2018	1,500	1,500
Berkshire Hathaway Finance Corp.	1.5	3/7/2018	25,000	25,018
Berkshire Hathaway Finance Corp.	1.8	3/7/2018	6,130	6,156
Berkshire Hathaway Finance Corp.	1.3	5/15/2018	10,000	9,995
Berkshire Hathaway Finance Corp.	5.4	5/15/2018	3,000	3,105
Berkshire Hathaway Inc.	1.3	8/14/2017	5,090	5,091
Berkshire Hathaway Inc.	1.6	2/9/2018	7,000	7,009
Branch Banking And Trust Co.	1.4	10/1/2017	7,948	7,946
Charles Scwab Corp	1.5	3/10/2018	20,000	20,011
Chubb INA Holdings Inc	5.8	3/15/2018	14,231	14,665
Fifth Third Bank	1.5	2/28/2018	9,867	9,859
HSBC USA Inc	1.6	1/16/2018	15,000	15,002
JPMorgan Chase & Co.	2.0	8/15/2017	55,000	55,049
JPMorgan Chase & Co.	1.8	1/25/2018	15,000	15,020
JPMorgan Chase & Co.	1.7	3/1/2018	15,000	15,002
JPMorgan Chase & Co.	1.6	5/15/2018	11,000	11,000
Keybank N.A.	1.7	2/1/2018	19,436	19,445
Keybank N.A.	1.7	6/1/2018	12,235	12,255
La Caisse Centrale Desjardins du Quebec	1.6	9/12/2017	9,066	9,067
Manufacturers And Traders Trust Co.	1.5	3/7/2018	4,515	4,514
Metropolitan Life Global Funding I	1.5	1/10/2018	32,900	32,902
National Rural Utilities Coop Finance Corp.	5.5	2/1/2018	2,033	2,081
New York Life Global Funding	1.3	10/30/2017	17,290	17,282
New York Life Global Funding	1.5	12/15/2017	33,657	33,669
New York Life Global Funding	1.6	4/13/2018	4,660	4,674
New York Life Global Funding	1.3	4/27/2018	15,833	15,819
NYSE Euronext	2.0	10/5/2017	5,750	5,799
PNC Bank N.A.	1.5	10/18/2017	18,000	18,001
PNC Bank N.A.	1.5	2/23/2018	22,500	22,496
Pricoa Global Funding I	1.6	5/29/2018	24,985	24,969
Principal Life Global Funding II	1.7	12/1/2017	9,000	9,018
Principal Life Global Funding II	1.5	5/21/2018	8,690	8,699
Protective Life Global Funding	1.8	6/8/2018	15,000	15,040
Royal Bank of Canada	1.3	6/16/2017	15,000	15,000
Royal Bank of Canada	1.4	10/13/2017	27,000	27,005
Royal Bank of Canada	1.5	1/16/2018	20,000	20,000
Simon Property Group LP	1.5	2/1/2018	20,407	20,397
Swedbank AB	2.1	9/29/2017	10,261	10,282
Swedbank AB	1.8	3/12/2018	9,525	9,524
U.S. Bank N.A.	1.4	9/11/2017	25,000	25,001
U.S. Bank N.A.	1.5	1/26/2018	2,750	2,754
U.S. Bank N.A.	1.4	1/26/2018	25,000	24,982
U.S. Bank N.A.	1.5	1/29/2018	13,925	13,927

	Rate % (6)	Final Maturity	Principal $	Fair Value $
Wells Fargo & Co.	1.4	9/8/2017	20,000	20,000
Wells Fargo & Co.	5.6	12/11/2017	30,000	30,580
Wells Fargo & Co.	1.5	1/16/2018	10,000	9,997
Wells Fargo Bank N.A.	1.9	1/22/2018	8,331	8,361
Wells Fargo Bank N.A.	1.7	1/22/2018	14,350	14,361
Westpac Banking Corporation	1.5	12/1/2017	6,000	6,003
Total			886,612	888,386
Industrial — 3.0%
Air Products and Chemicals Inc	1.2	10/15/2017	2,655	2,653
American Honda Finance Corp.	1.2	7/14/2017	18,000	18,000
American Honda Finance Corp.	1.3	7/14/2017	2,450	2,450
American Honda Finance Corp.	1.2	7/14/2017	3,700	3,700
American Honda Finance Corp.	1.5	9/11/2017	23,167	23,176
American Honda Finance Corp.	1.6	12/11/2017	34,000	34,050
American Honda Finance Corp.	1.5	12/11/2017	6,000	6,007
American Honda Finance Corp.	1.6	12/11/2017	7,000	7,010
American Honda Finance Corp.	1.6	2/16/2018	25,000	25,023
American Honda Finance Corp.	1.5	3/13/2018	22,000	22,026
Apple Inc.	1.3	2/23/2018	15,000	14,992
Apple Inc.	1.4	5/3/2018	6,655	6,671
Apple Inc.	1.0	5/3/2018	30,000	29,916
Archer-Daniels-Midland Co	5.5	3/15/2018	4,280	4,399
Boeing Co	1.0	5/15/2018	7,077	7,054
BP Capital Markets Plc	1.7	2/13/2018	6,969	6,973
Caterpillar Financial Services Corp.	1.3	8/18/2017	18,000	17,997
Caterpillar Financial Services Corp.	1.3	11/6/2017	16,000	16,000
Caterpillar Financial Services Corp.	1.5	2/23/2018	20,000	19,981
Caterpillar Inc.	1.5	6/26/2017	15,000	15,000
Chevron Corp	1.3	11/9/2017	15,212	15,210
Chevron Corp	1.1	12/5/2017	20,000	19,984
Chevron Corp	1.4	3/2/2018	13,357	13,359
Chevron Corp	1.7	5/16/2018	2,945	2,958
Cisco Systems Inc.	1.8	2/21/2018	25,000	25,107
Cisco Systems Inc.	1.4	2/28/2018	30,000	29,993
Cisco Systems Inc.	1.7	6/15/2018	24,000	24,045
Coca-Cola Co	1.2	4/1/2018	31,400	31,341
Comcast Corp	5.9	2/15/2018	13,877	14,273
Comcast Corp	5.7	5/15/2018	2,500	2,592
Daimler Finance North America LLC	1.7	3/2/2018	5,000	5,003
Exxon Mobil Corp	1.4	3/1/2018	13,535	13,540
General Dynamics Corp.	1.0	11/15/2017	20,376	20,345
General Electric Capital Corp.	5.6	5/1/2018	49,394	51,180
General Electric Co.	5.6	9/15/2017	30,000	30,299
General Electric Co.	1.6	11/20/2017	14,000	14,005
General Electric Company	5.3	12/6/2017	57,198	58,228
Intel Corp.	1.4	12/15/2017	67,158	67,159
International Business Machines Corp.	5.7	9/14/2017	27,695	27,982
International Business Machines Corp.	1.1	2/6/2018	25,000	24,978
International Business Machines Corp.	1.3	2/8/2018	18,000	17,991
John Deere Capital Corp.	2.8	9/18/2017	10,000	10,036
John Deere Capital Corp.	1.2	10/10/2017	26,475	26,460

	Rate % (6)	Final Maturity	Principal $	Fair Value $
John Deere Capital Corp.	1.6	12/15/2017	20,000	20,015
John Deere Capital Corp.	1.4	1/16/2018	20,000	19,996
John Deere Capital Corp.	5.4	4/3/2018	1,187	1,223
Johnson & Johnson	5.6	8/15/2017	1,111	1,118
Medtronic Inc	1.4	4/1/2018	25,000	24,907
Microsoft Corp.	0.9	11/15/2017	5,629	5,624
NBC Universal Enerprise Inc	1.7	4/15/2018	15,824	15,844
Nissan Motor Acceptance Corp	1.5	3/2/2018	935	933
Nissan Motor Acceptance Corp	1.8	3/15/2018	1,000	1,000
Oracle Corp.	1.2	10/15/2017	42,496	42,475
Oracle Corp.	5.8	4/15/2018	18,580	19,223
Paccar Financial Corp.	1.4	11/17/2017	10,500	10,501
Paccar Financial Corp.	1.4	5/18/2018	1,067	1,068
Pepsico Inc.	1.1	7/17/2017	25,000	24,995
Pepsico Inc.	1.3	8/13/2017	35,000	34,996
Pepsico Inc.	1.0	10/13/2017	31,227	31,200
Pepsico Inc.	1.3	4/30/2018	25,000	24,989
Pepsico Inc.	5.0	6/1/2018	34,400	35,569
Philip Morris International Inc.	1.3	8/11/2017	15,000	14,999
Philip Morris International Inc.	1.1	8/21/2017	25,000	24,987
Philip Morris International Inc.	1.3	11/9/2017	20,000	19,991
Philip Morris International Inc.	5.7	5/16/2018	35,000	36,275
Praxair Inc.	1.1	11/7/2017	1,620	1,618
Precision Castparts Corp.	1.3	1/15/2018	15,244	15,232
Qualcomm Inc.	1.4	5/18/2018	36,532	36,494
Shell International Finance BV	1.3	11/10/2017	5,000	5,000
Target Corporation	4.9	5/15/2018	5,000	5,149
Texas Instruments Inc.	1.0	5/1/2018	10,000	9,967
Toyota Motor Credit Corp.	1.3	10/5/2017	19,000	18,996
Toyota Motor Credit Corp.	1.4	1/10/2018	17,500	17,502
Toyota Motor Credit Corp.	1.5	1/12/2018	25,000	25,010
Toyota Motor Credit Corp.	1.2	4/6/2018	15,000	14,976
Visa Inc.	1.2	12/14/2017	48,832	48,805
Wal-Mart Stores Inc.	5.8	2/15/2018	22,000	22,584
Wal-Mart Stores Inc.	1.1	4/11/2018	10,000	9,988
Walt Disney Co.	1.1	12/1/2017	16,572	16,559
Total			1,481,331	1,488,954
Utility — 0.1%
Alabama Power Company	5.5	10/15/2017	9,640	9,760
Duke Energy Florida LLC	5.8	9/15/2017	11,611	11,730
Duke Energy Florida LLC	5.7	6/15/2018	1,250	1,299
Nevada Power Co.	6.5	5/15/2018	2,341	2,444
Public Service Electric and Gas Co.	5.3	5/1/2018	10,900	11,257
Wisconsin Electric Power Co.	1.7	6/15/2018	721	722
Total			36,463	37,212
Total Corporate Debt (Cost — $2,429,731)			2,404,406	2,414,552
Commercial Paper — 4.3%

	Rate % (7)
ABN Amro Funding USA LLC	1.5	9/12/2017	14,000	13,950
Allianz Finance Corporation	1.1	6/19/2017	20,000	19,998
Apple Inc.	1.0	9/5/2017	17,000	16,962

	Rate % (6)	Final Maturity	Principal $	Fair Value $
Apple Inc.	1.0	9/25/2017	8,000	7,977
Apple Inc.	1.1	10/16/2017	40,000	39,850
Apple Inc.	1.2	11/27/2017	30,000	29,840
BMW US Capital, LLC	1.0	8/14/2017	20,500	20,465
Caisse Amortissement de la Deette Sociale	1.3	10/3/2017	30,000	29,880
Chevron Corporation	1.0	7/6/2017	34,000	33,981
Chevron Corporation	1.0	7/11/2017	35,000	34,976
Chevron Corporation	1.0	7/13/2017	17,000	16,987
Chevron Corporation	1.0	9/25/2017	10,000	9,971
Chevron Corporation	1.2	10/13/2017	40,000	39,845
Chevron Corporation	1.1	10/16/2017	20,000	19,925
Cooperatieve Rabobank U.A.	1.2	6/26/2017	20,000	19,993
Cooperatieve Rabobank U.A.	1.1	8/4/2017	25,000	24,964
Cooperatieve Rabobank U.A.	1.3	10/6/2017	36,000	35,857
Cooperatieve Rabobank U.A.	1.3	11/15/2017	30,000	29,840
Credit Suisse (USA), Inc.	1.4	10/23/2017	30,000	29,850
Credit Suisse (USA), Inc.	1.4	11/21/2017	30,000	29,814
Credit Suisse (USA), Inc.	1.5	12/8/2017	20,000	19,857
Danske Corporation	1.2	9/8/2017	30,000	29,915
Danske Corporation	1.3	7/26/2017	30,000	29,956
Danske Corporation	1.1	8/1/2017	10,000	9,986
Danske Corporation	1.2	9/5/2017	10,000	9,973
Danske Corporation	1.2	9/7/2017	23,000	22,937
Danske Corporation	1.3	11/6/2017	30,000	29,840
Exxon Mobil Corporation	1.1	7/17/2017	50,000	49,955
Exxon Mobil Corporation	1.0	8/28/2017	50,000	49,894
GE Capital Treasury Services (U.S.) LLC	1.1	10/5/2017	20,000	19,932
ING (U.S.) Funding LLC	1.3	7/17/2017	15,000	14,983
ING (U.S.) Funding LLC	1.3	8/2/2017	24,000	23,958
ING (U.S.) Funding LLC	1.3	8/3/2017	20,000	19,964
ING (U.S.) Funding LLC	1.2	9/5/2017	20,000	19,947
ING (U.S.) Funding LLC	1.3	10/13/2017	30,000	29,874
ING (U.S.) Funding LLC	1.4	12/8/2017	20,000	19,867
Johnson & Johnson	1.1	8/14/2017	40,000	39,931
Johnson & Johnson	1.1	9/5/2017	40,000	39,903
J.P. Morgan Securities LLC	1.1	6/30/2017	10,000	9,996
J.P. Morgan Securities LLC	1.2	8/2/2017	26,000	25,959
J.P. Morgan Securities LLC	1.3	8/7/2017	16,000	15,971
J.P. Morgan Securities LLC	1.5	3/9/2018	20,000	19,778
Microsoft Corporation	1.1	9/5/2017	40,000	39,901
Microsoft Corporation	1.1	10/2/2017	15,000	14,950
Mizuho Bank, Ltd.	1.2	7/20/2017	8,000	7,991
Mizuho Bank, Ltd.	1.1	8/3/2017	30,000	29,954
Mizuho Bank, Ltd.	1.3	8/28/2017	30,000	29,920
Mizuho Bank, Ltd.	1.4	9/14/2017	25,000	24,915
Mizuho Bank, Ltd.	1.3	12/11/2017	25,000	24,842
Mizuho Bank, Ltd.	1.4	3/9/2018	30,000	29,700
Nestle Capital Corporation	1.0	11/6/2017	21,000	20,916
Nestle Capital Corporation	1.1	11/15/2017	23,000	22,896
Nestle Capital Corporation	1.1	11/29/2017	20,000	19,902
Nestle Capital Corporation	1.1	12/13/2017	30,000	29,837
Nestle Capital Corporation	1.1	1/8/2018	14,000	13,910

	Rate % (6)	Final Maturity	Principal $	Fair Value $
Pfizer Inc.	1.0	7/24/2017	15,000	14,984
Pfizer Inc.	1.0	8/7/2017	20,000	19,970
Pfizer Inc.	1.2	11/15/2017	40,000	39,801
Philip Morris International Inc.	1.1	6/29/2017	30,000	29,988
Sumitomo Mitsui Trust Bank Ltd	1.1	6/22/2017	32,500	32,494
Sumitomo Mitsui Trust Bank Ltd	1.3	7/17/2017	30,000	29,966
Sumitomo Mitsui Trust Bank Ltd	1.3	9/11/2017	28,000	27,911
Sumitomo Mitsui Trust Bank Ltd	1.3	10/10/2017	30,000	29,878
Sumitomo Mitsui Trust Bank Ltd	1.3	10/13/2017	25,000	24,896
The Bank of Nova Scotia	1.2	8/11/2017	20,000	19,963
The Coca-Cola Company	0.9	6/27/2017	40,000	39,989
The Coca-Cola Company	0.9	7/13/2017	20,000	19,986
The Coca-Cola Company	1.1	10/16/2017	15,000	14,944
The Coca-Cola Company	1.2	11/6/2017	35,000	34,839
The Coca-Cola Company	1.2	12/13/2017	6,000	5,963
The Coca-Cola Company	1.3	1/4/2018	39,765	39,486
The Coca-Cola Company	1.4	3/5/2018	25,000	24,756
Toronto Dominion Holdings (U.S.A.), Inc.	—	6/16/2017	26,000	26,000
Toronto Dominion Holdings (U.S.A.), Inc.	1.3	10/13/2017	25,000	24,895
Toronto Dominion Holdings (U.S.A.), Inc.	1.3	11/13/2017	30,000	29,835
Toronto Dominion Holdings (U.S.A.), Inc.	1.4	12/13/2017	30,000	29,796
Toronto Dominion Holdings (U.S.A.), Inc.	1.4	1/12/2018	30,000	29,760
Toyota Motor Credit Corporation	1.2	6/30/2017	10,000	9,995
Toyota Motor Credit Corporation	1.3	9/12/2017	10,000	9,969
Toyota Motor Credit Corporation	1.3	2/8/2018	25,000	24,784
Toyota Motor Credit Corporation	1.4	3/9/2018	30,000	29,701
Unilever Capital Corporation	1.1	7/13/2017	20,000	19,984
Wal-Mart Stores, Inc.	1.0	7/5/2017	50,000	49,973
Wal-Mart Stores, Inc.	1.0	7/6/2017	40,000	39,977
Total Commercial Paper (Cost — $2,135,974)			2,148,765	2,141,417
Certificates of Deposits — 3.0%
ASB Finance Limited	1.3	6/12/2018	50,000	50,000
Bank of Montreal	1.4	6/16/2017	10,000	10,000
Bank of Montreal	1.1	6/30/2017	25,000	25,000
Bank of Montreal	1.3	9/22/2017	75,000	75,000
BNP Paribas	1.5	8/25/2017	25,000	25,000
Canadian Imperial Bank of Commerce	1.3	8/2/2017	25,000	25,000
Canadian Imperial Bank of Commerce	1.6	10/6/2017	47,100	47,159
China Construction Bank Corporation	1.6	7/24/2017	41,000	41,000
Cooperatieve Rabobank U.A.	1.3	8/1/2017	20,000	20,000
Cooperatieve Rabobank U.A.	1.7	10/2/2017	12,500	12,500
Cooperatieve Rabobank U.A.	1.3	5/8/2018	16,000	16,000
Credit Suisse Group AG	1.7	8/25/2017	26,000	26,021
Credit Suisse Group AG	1.3	10/16/2017	14,000	14,000
Hsbc Bank USA	1.6	8/4/2017	18,000	18,000
ING (U.S.) Funding LLC	1.3	12/15/2017	50,000	50,000
KBC Bank	1.2	8/22/2017	25,000	25,000
Lloyds Bank PLC	1.7	12/12/2017	15,000	15,000
Lloyds Bank PLC	1.6	12/20/2017	25,000	25,000
Mitsubishi UFJ Trust & Banking Corp	1.3	6/22/2017	30,000	30,000
Mitsubishi UFJ Trust & Banking Corp	1.5	8/23/2017	5,000	5,000

	Rate % (6)	Final Maturity	Principal $	Fair Value $
Mizuho Bank, Ltd.	1.3	7/13/2017	21,000	21,000
Mizuho Bank, Ltd.	1.7	10/19/2017	4,000	4,000
Mizuho Bank, Ltd.	1.7	12/8/2017	14,000	14,000
National Bank of Canada	1.3	3/21/2018	29,000	29,000
Natixis	1.7	11/1/2017	39,100	39,100
Natixis	1.5	5/8/2018	2,500	2,500
Nordea Bank AB	1.2	9/13/2017	50,000	49,999
Oversea-Chinese Banking Corporation Limited	1.2	9/13/2017	50,000	50,000
Royal Bank of Canada	1.3	10/19/2017	22,500	22,500
Royal Bank of Canada	1.5	1/4/2018	3,000	3,000
Royal Bank of Canada	1.9	3/22/2018	13,000	13,000
Societe Generale	1.2	7/31/2017	50,000	50,000
Societe Generale	1.5	10/19/2017	6,950	6,950
Societe Generale	1.5	10/20/2017	14,800	14,800
Societe Generale	1.6	1/12/2018	15,000	15,000
Standard Chartered Bank	1.7	9/12/2017	27,930	27,930
Standard Chartered Bank	1.4	10/25/2017	4,000	4,000
State Street Bank and Trust Company	1.6	7/14/2017	15,000	15,000
Sumitomo Mitsui Banking Corporation	1.3	9/5/2017	15,000	15,000
Sumitomo Mitsui Banking Corporation	1.5	10/12/2017	30,000	30,000
Sumitomo Mitsui Trust Bank Ltd	1.5	8/16/2017	49,150	49,176
Sumitomo Mitsui Trust Bank Ltd	1.5	7/20/2017	15,000	15,000
Sumitomo Mitsui Trust Bank Ltd	1.7	10/27/2017	30,000	30,000
Svenska Handelsbanken AB	1.4	8/1/2017	15,000	15,000
Svenska Handelsbanken AB	1.7	12/7/2017	25,000	25,000
The Bank of Nova Scotia	1.5	7/12/2017	35,700	35,700
The Bank of Nova Scotia	1.3	4/18/2018	28,500	28,500
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	1.3	8/9/2017	50,000	50,005
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	1.6	10/13/2017	4,000	4,000
The Norinchukin Bank	1.3	8/9/2017	50,000	50,007
The Norinchukin Bank	1.4	7/26/2017	12,750	12,750
The Norinchukin Bank	1.4	7/27/2017	17,250	17,250
The Norinchukin Bank	1.2	9/20/2017	25,000	24,997
The Norinchukin Bank	1.4	10/13/2017	2,000	2,000
The Norinchukin Bank	1.6	10/13/2017	2,700	2,700
The Norinchukin Bank	1.6	1/31/2018	15,000	15,000
The Toronto-Dominion Bank	1.3	9/25/2017	35,000	35,000
The Toronto-Dominion Bank	1.5	11/22/2017	15,000	15,000
The Toronto-Dominion Bank	1.3	2/2/2018	15,000	15,000
UBS AG	1.5	9/20/2017	7,000	7,000
UBS AG	1.5	5/4/2018	33,000	33,000
Wells Fargo Bank, National Association	1.6	7/10/2017	10,000	10,000
Wells Fargo Bank, National Association	1.6	9/22/2017	10,000	10,000
Wells Fargo Bank, National Association	1.3	11/16/2017	5,000	5,000
Westpac Banking Corporation	1.2	7/14/2017	15,000	15,000
Westpac Banking Corporation	1.5	12/22/2017	11,000	11,000
Total Certificates of Deposits (Cost — $1,514,515)			1,514,430	1,514,544
Agency Bonds — 1.1%
Federal Home Loan Banks	0.7	6/16/2017	210,000	210,000
Federal Home Loan Banks	0.8	6/29/2017	250,000	249,925
Federal Home Loan Banks	0.7	7/25/2017	30,000	29,988

	Rate % (6)	Final Maturity	Principal $	Fair Value $
Federal Home Loan Banks	1.1	1/12/2018	8,500	8,508
Federal Home Loan Banks	1.1	2/26/2018	15,000	14,980
Federal Home Loan Banks	1.4	3/9/2018	35,000	35,037
Total Agency Bonds (Cost — $548,609)			548,500	548,438
US Government Debt — 0.5%
United States Treasury	0.9	8/15/2017	60,000	59,990
United States Treasury	0.6	9/30/2017	25,000	24,964
United States Treasury	1.9	9/30/2017	30,000	30,063
United States Treasury	1.9	10/31/2017	30,000	30,080
United States Treasury	0.6	11/30/2017	30,000	29,928
United States Treasury	0.8	4/30/2018	15,000	14,934
United States Treasury	2.4	5/31/2018	33,000	33,345
United States Treasury	0.9	5/31/2018	26,800	26,702
Total US Government Debt (Cost — $250,992)			249,800	250,006
Sovereign Government Debt — 0.1%
Asian Development Bank	0.8	7/28/2017	15,000	14,994
International Bank For Reconstruction And Develop	0.8	10/13/2017	12,500	12,500
Total Sovereign Government Debt (Cost — $27,479)			27,500	27,494
Total Short Term Fixed Income Securities (Cost — $6,907,300) - 13.7%			6,893,401	6,896,450
Long Term
Corporate Debt — 1.5%
Financial — 0.8%
American Express Credit Corp.	1.8	7/31/2018	20,000	20,003
American Express Credit Corp.	1.8	7/31/2018	5,000	5,023
American Express Credit Corp.	2.1	3/18/2019	15,000	15,049
American Express Credit Corp.	1.5	5/3/2019	1,501	1,505
Bank of New York Mellon Corp.	2.1	1/15/2019	10,000	10,051
BB&T Corp.	2.1	6/19/2018	2,657	2,665
Berkshire Hathaway Finance Corp.	1.9	3/15/2019	5,102	5,156
Berkshire Hathaway Finance Corp.	1.5	1/10/2020	2,500	2,512
Berkshire Hathaway Inc.	1.3	8/6/2018	7,907	7,916
Berkshire Hathaway Inc.	1.2	8/15/2018	15,000	14,943
Branch Banking And Trust Co.	1.7	5/10/2019	12,500	12,553
Branch Banking And Trust Co.	1.6	1/15/2020	4,000	4,007
Citibank N.A.	1.4	11/9/2018	30,000	30,004
Citibank N.A.	1.5	3/20/2019	5,000	5,005
Citibank N.A.	2.0	3/20/2019	5,000	5,013
Fifth Third Bank	2.2	8/20/2018	13,000	13,062
Jackson National Life Global Funding	1.9	10/15/2018	15,989	16,025
Mass Mutual Global Funding II	2.1	8/2/2018	24,845	24,968
Metropolitan Life Global Funding I	1.9	6/22/2018	5,000	5,013
Metropolitan Life Global Funding I	1.4	9/14/2018	950	946
Metropolitan Life Global Funding I	1.6	9/14/2018	10,000	10,027
Metropolitan Life Global Funding I	2.0	12/3/2018	8,695	8,708
National Rural Utilities Coop Finance Corp.	10.4	11/1/2018	13,982	15,590
National Rural Utilities Coop Finance Corp.	1.7	2/8/2019	275	274
National Rural Utilities Coop Finance Corp.	1.4	4/5/2019	14,952	14,947

	Rate % (6)	Final Maturity	Principal $	Fair Value $
New York Life Funding	2.1	1/2/2019	15,000	15,071
New York Life Global Funding	1.3	7/6/2018	9,250	9,264
New York Life Global Funding	1.6	11/2/2018	37,655	37,586
New York Life Global Funding	1.4	4/9/2020	1,555	1,558
Pricoa Global Funding I	1.9	9/21/2018	16,263	16,306
Principal Life Global Funding II	2.3	10/15/2018	14,148	14,232
Principal Life Global Funding II	1.5	4/18/2019	3,870	3,835
Protective Life Global Funding	1.6	3/29/2019	10,000	10,011
Royal Bank of Canada	2.2	7/27/2018	10,000	10,057
Toronto Dominion Bank	2.6	9/10/2018	25,000	25,283
U.S. Bancorp	2.0	11/15/2018	10,000	10,056
USAA Capital Corp.	1.4	2/1/2019	2,520	2,520
Total			404,116	406,744
Industrial — 0.7%
3M Co.	1.4	8/7/2018	15,000	14,996
American Honda Finance Corp.	2.1	10/10/2018	20,000	20,119
American Honda Finance Corp.	1.5	11/19/2018	10,000	9,973
American Honda Finance Corp.	1.5	11/19/2018	11,172	11,198
Apple Inc.	2.0	2/22/2019	7,000	7,091
Apple Inc.	1.7	2/22/2019	12,000	12,026
Apple Inc.	1.4	2/7/2020	13,506	13,529
Apple Inc.	1.3	5/11/2020	7,000	6,997
Chevron Corp.	1.7	6/24/2018	2,000	2,006
Chevron Corp.	1.4	3/3/2020	12,000	12,029
Cisco Systems Inc.	1.5	9/20/2019	11,000	11,060
Daimler Finance North America LLC	2.0	8/3/2018	8,215	8,233
Home Depot Inc.	2.3	9/10/2018	3,400	3,427
Honeywell International, Inc.	1.5	10/30/2019	3,563	3,582
Intel Corp.	1.3	5/11/2020	11,000	10,989
John Deere Capital Corp.	1.6	7/13/2018	6,000	6,005
John Deere Capital Corp.	1.8	8/10/2018	431	432
John Deere Capital Corp.	1.7	10/15/2018	7,394	7,403
John Deere Capital Corp.	1.7	1/8/2019	12,500	12,598
John Deere Capital Corp.	1.5	3/13/2020	8,140	8,169
Johnson & Johnson	1.5	3/1/2019	2,339	2,349
Lowe’s Companies Inc.	1.8	9/14/2018	1,940	1,953
Microsoft Corp.	1.3	11/3/2018	22,082	22,044
Oracle Corp.	2.4	1/15/2019	5,000	5,059
Paccar Inc.	1.8	8/14/2018	7,600	7,633
Pfizer Inc.	2.1	5/15/2019	8,000	8,071
Phillip Morris International Inc.	1.6	2/21/2019	30,000	29,923
Shell International Finance BV	1.9	8/10/2018	8,000	8,028
Siemens Financieringsmat (2)	1.5	3/16/2020	15,000	15,038
Toyota Motor Credit Corp.	1.6	7/13/2018	13,731	13,792
Toyota Motor Credit Corp.	2.0	10/24/2018	20,000	20,156
Toyota Motor Credit Corp.	1.4	1/9/2019	2,000	2,003
Toyota Motor Credit Corp.	1.5	1/17/2019	6,000	6,028
Toyota Motor Credit Corp.	2.0	2/19/2019	5,359	5,430
Toyota Motor Credit Corp.	1.4	4/17/2020	12,000	12,028
Walt Disney Co.	1.5	1/8/2019	20,000	20,089
Total			360,372	361,486
Total Corporate Debt (Cost — $768,919)			764,488	768,230

		Rate % (6)	Final Maturity	Principal $	Fair Value $
Agency Bonds — 0.2%
Federal Farm Credit Banks Funding Corp.		0.9	6/20/2018	10,000	9,968
Federal Home Loan Banks		1.2	6/22/2018	20,000	19,963
Federal Home Loan Banks		0.6	8/7/2018	20,300	20,192
Federal Home Loan Mortgage Corp.		1.1	7/27/2018	20,000	19,932
Federal Home Loan Mortgage Corp.		1.4	1/25/2019	20,000	19,978
Federal National Mortgage Association		0.9	7/13/2018	20,000	19,910
Total Agency Bonds (Cost — $110,275)				110,300	109,943
Certificates of Deposits — 0.0%
Bank of Montreal		1.6	6/18/2018	11,000	10,993
Canadian Imperial Bank of Commerce		1.5	7/13/2018	3,000	2,998
Credit Agricole Corporate and Investment Bank		1.7	7/13/2018	6,910	6,910
Total Certificates of Deposits (Cost — $20,896)				20,910	20,901
US Government Debt — 0.1%
United States Treasury		0.8	10/31/2018	47,600	47,235
Total US Government Debt (Cost — $47,335)				47,600	47,235
Sovereign Government Debt — 0.0%
Asian Development Bank		1.0	6/18/2018	12,236	12,227
Total Sovereign Government Debt (Cost — $12,238)				12,236	12,227
Total Long Term Fixed Income Securities (Cost — $959,663) — 1.9%				955,534	958,536

Call Options (8)	Counterparty	Strike Price $	Expiration	Notional Amount $	Fair Value $
Call Options — 0.4%
Altaba Inc.	JP Morgan	53.43	12/1/2018	383,381	47,829
Altaba Inc.	Goldman Sachs	53.43	12/1/2018	383,381	47,829
Altaba Inc.	Bank of America	53.43	12/1/2018	383,238	47,811
Altaba Inc.	Citibank	53.43	12/1/2018	143,750	17,934
Altaba Inc.	Morgan Stanley	53.43	12/1/2018	143,750	17,934
Total Call Options (Premiums Paid — $205,706)				1,437,500	179,337
Total unaffiliated investments (Cost — $12,934,293)				12,646,550	12,925,513

Investment in controlled affiliates	Units	Fair Value $
Internet Software & Services
Excalibur IP, LLC (1)	3,599	665,000
Total investment in controlled affiliates (Cost —$0) —1.3%		665,000

Total Investments		74,175,380
Liabilities for Convertible Notes — (2.7)%		(1,331,594)
Other Liabilities/Other Assets — (45.1)%		(22,642,662)

Net Assets Applicable to Common Shares		$50,201,124

At Inception Date, the tax basis cost of the Fund’s investments was $14,054,643 and the unrealized appreciation and depreciation were $60,149,573 and ($28,837), respectively, with a net unrealized appreciation of $60,120,736.

(1)	Non-income producing securities.
(2)	The joint venture agreement related to Yahoo Japan contains certain provisions covering the sale of stock. Further, the Alibaba shares are currently in the form of ordinary shares and will require conversion to American Depository Shares. For a further description of these investments, see the Fund’s Registration Statement on Form N-2 ($60,502,268 or 120.5% of net assets).
(3)	A portion of this security is held as Class B shares and can all be traded to Class A shares.
(4)	Presented rate represents the Money Market Fund’s average 7-day % yield.
(5)	Money Market Funds do not have a set maturity date.
(6)	Coupon rate %.
(7)	Rate presented is Yield as of Inception Date.
(8)	American-style options.

Written Warrants (1)(2)	Weighted Average Strike Price $	Expiration Date (1)	# of Contracts	Fair Value
Total Value of Written Warrants (Premiums received $124,775)	$67.51	3/1/19 -5/24/19	5	$(116,734)

(1)	European style warrants.
(2)	The warrants carry a weighted average strike price of $67.51 after giving effect to certain proposed adjustments by certain of the warrant counterparties; while we have utilized these proposed adjustments in estimating fair market value as of the inception date, certain of the counterparties may pursue additional adjustments which would have the effect of changing the weighted average strike price and we reserve the right to challenge any past or future adjustments to the extent that we disagree with them.

ALTABA INC.

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

As of Inception Date

(in thousands, except per unit amount)

(unaudited)

ASSETS
Receivable for investment securities sold	$37,030
Unaffiliated investments, at value (cost $12,934,293) including:	12,925,513
Marketable securities, at value $12,652,602
Equity securities and call options, at value $272,911
Affiliated investments, at value (cost $5,719,445)	60,584,867
Investments in controlled affiliates (cost $0)	665,000
Other assets	207,918

Total assets	$74,420,328

LIABILITIES
Convertible notes	$1,331,594
Deferred and other long-term tax liabilities on unrealized appreciation	21,497,318
Deferred and other tax liabilities	1,060,138
Written warrants (premiums received $124,775)	116,734
Other liabilities	213,420

Total liabilities	$24,219,204

Total net assets	$50,201,124

Shares outstanding	959,226,888
NAV per share	$52.33
Shares authorized	5,000,000,000
Par value	$0.001 par value

Common stock, $0.001 par value; 5,000,000,000 shares authorized; 976,375,581 shares issued and 959,226,888 shares outstanding as of Inception Date

Treasury stock at cost, 17,148,693 shares as of Inception Date

See notes to consolidated statement of assets and liabilities.

ALTABA INC.

NOTES TO CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

As of Inception Date

(unaudited)

Note 1 Organization and Investment Objectives

Organization

Altaba Inc. (“Altaba” or the “Fund”) is a publicly traded, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940 (“1940 Act”). The Fund’s common stock is listed on NASDAQ Global Select Market (“Nasdaq”) under the ticker symbol “AABA”.

On June 13, 2017, Yahoo! Inc. (“Yahoo”) completed the sale of its operating business to Verizon Communications Inc. On June 16, 2017, Yahoo changed its name to “Altaba Inc.” and filed a Notification of Registration on Form N-8A and a Registration Statement on Form N-2 with the Securities and Exchange Commission (the “SEC”) in order to register as an investment company under the 1940 Act.

The consolidated statement of assets and liabilities is as of close of business on June 15, 2017 effective for the opening of business on June 16, 2017 (the “Inception Date”) when Altaba became an investment company.

Investment Objectives

The Fund will seek to track the combined investment return of the 383,565,416 ordinary shares (“Alibaba shares”), of Alibaba Group Holding Limited (“Alibaba”) and 2,025,923,000 shares of common stock ( “Yahoo Japan shares”) of Yahoo Japan Corporation (“Yahoo Japan”) it owns.

The Fund will seek to sell investments in certain additional companies (the “Minority Investments”) over time. The Fund also will seek to sell Excalibur IP, LLC (“Excalibur”), which owns a portfolio of patent assets (the “Excalibur IP Assets”). Excalibur is 100 percent owned by the Fund and the Excalibur IP Assets are valued as one unit of account.

The Fund intends to return substantially all of its cash to stockholders through stock repurchases and distributions, although the Fund will retain sufficient cash to satisfy its obligations to creditors (including the holders of the 0.00% Convertible Senior Notes (“Convertible Notes”)) and operating expenses.

Until the Minority Investments, Excalibur (or the Excalibur IP assets), marketable securities, and any assets other than the Alibaba shares and Yahoo Japan shares are sold and until any cash is returned to investors, these assets may cause the Fund’s returns to deviate from its investment objective of tracking the combined investment return of the Alibaba shares and the Yahoo Japan shares.

Note 2 Consolidation

Approximately 24 percent of the Fund’s Alibaba shares are held directly by the Fund and approximately 76 percent are held indirectly through Altaba Holding Hong Kong Limited (“Altaba HK”), a wholly-owned subsidiary of the Fund that engages in no other business or operations, and owns no other assets other than cash. As a wholly-owned subsidiary of the Fund, all assets, liabilities, and expenses of Altaba HK subsidiary are consolidated in the financial statements of the Fund, and all significant intercompany balances and expenses have been eliminated in consolidation.

Note 3 Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Fund. These policies are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for investment companies, which require the use of estimates by Fund Management. Management believes that estimates and valuations are appropriate; however, actual results may differ from those estimates and valuations reflected in the consolidated financial statements may differ from the value the Fund ultimately realizes. The Fund follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 946 Financial Services—Investment Companies.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated statement of assets and liabilities. Actual amounts could differ from those estimates.

Securities Valuation

The Fund’s investments are reported at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The following describes the valuation techniques applied to the Fund’s major categories of assets measured at fair value on a recurring basis.

•	Equity securities (common and preferred stock)—Securities traded on a national securities exchange are valued at the last reported sales price on the day of valuation. The Fund holds securities traded or that may be exchanged for securities traded on NASDAQ, the NYSE, the Taiwan Stock Exchange, and the Tokyo Stock Exchange. To the extent these securities are actively traded, and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy. Due to the large number of Alibaba shares and Yahoo Japan shares owned by the Fund, the price received by the Fund if it sells a large amount of such shares in a single transaction or in a short period of time may differ materially from the last reported sales price used to value the security on any given day. Preferred stock and other equities traded on inactive markets are categorized in Level 3.

•	Fixed income securities—The fair value of this investment class are estimated using various techniques, which may consider recently executed transactions in securities of the issuer or comparable issuers, market price quotations (when observable), bond spreads, fundamental data relating to the issuer and credit default swap spreads. Although most corporate debt securities, commercial paper and bank certificates of deposit’s weights are placed on transaction prices, quotations, or similar observable inputs, they are categorized in Level 2. U.S. government securities are valued using a model that incorporates market observable data, such as reported sales of similar securities, broker quotes, yields, bids, offers, and reference data. Certain securities are valued principally using dealer quotations.

•	Money market funds are valued at their respective publicly available net asset value. Money market funds are categorized in Level 1.

•

Excalibur IP Assets—The Excalibur IP Assets consist of a portfolio of patent assets that are substantially concentrated in the following categories: search/information retrieval; online advertising; cloud computing; network infrastructures; communication technologies; data center cooling; machine learning; mobile; user interface; and e-commerce. The fair value of the Excalibur IP Assets are estimated using a combination of a market approach based on strength adjusted implied value per asset worldwide, a separate market approach based on strength adjusted implied value per expected US patent, and a discounted cash flows based income approach, giving equal weighting to each. This combination is deemed to be the most indicative of the Excalibur IP Assets’ estimated fair value in an orderly transaction between market participants. Under the market approach, the Fund utilizes comparable public market transaction information to determine a price per patent that is used to value the patent portfolio. Under the income approach, the Fund determines fair value based on estimated future cash flows of the patent portfolio discounted by an estimated weighted-average cost of capital, reflecting the overall level of inherent risk of the patent portfolio and the rate of return a market participant would expect to earn. The Fund determines the cash flow projections for the patent portfolio using a forecast of cash flows over the expected life of the patent portfolio. The forecast and related assumptions were derived from market reports and publicly available market information. Due to the inherent uncertainty of valuing patent assets for which there is no active market and that are not licensed, estimated fair value may differ materially from amounts realized by the Fund upon sale. Excalibur IP Assets are categorized in Level 3.

•	Note Hedges and Related Written Warrants are valued using the Black-Scholes model using assumptions for the expected dividend yield, risk-free interest rate, volatility and expected life. The note hedges and related written warrants are categorized in Level 3.

•	Warrants are valued using the Black-Scholes model using assumptions for the expected dividend yield, risk-free interest rate, expected volatility and expected life. The warrants are categorized in Level 3.

•	Private Placement Investments—A market approach is used for valuing this investment class. Under the market approach, the Fund utilizes information from management along with publicly-traded comparable market transaction information to determine a price per share. These private placement investments are categorized in Level 3.

The Board of Directors (the “Board”) adopted methods for valuing securities, including in circumstances in which market quotes are not readily available, and will generally delegate authority to management of the Fund to apply those methods in making fair value determinations, subject to Board oversight. Fund management will administer, implement, and oversee the fair valuation process, and will make fair value decisions. Fund management will review changes in fair value measurements from period to period and may, as deemed appropriate, obtain approval from the Board to change the valuation guidelines to better reflect the results of comparisons of fair value determinations with actual trade prices and address new or evolving issues. The Board and Audit Committee will periodically review reports that describe fair value determinations and methods.

Federal Income Taxes

The Fund will not be eligible to be treated as a “regulated investment company” under the Internal Revenue Code (the “Code”) as a result of the Fund’s concentrated ownership of Alibaba shares. Instead, the Fund will be treated as a regular corporation, or a “C” corporation, for U.S. federal income tax purposes and, as a result, unlike most investment companies, will be subject to corporate income tax to the extent the Fund recognizes taxable income and taxable gains.

Deferred income taxes are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. Significant judgment will be required in evaluating the Fund’s uncertain tax positions and determining its provision for income taxes. The Fund establishes liabilities for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These liabilities are established when the Fund believes that certain positions might be challenged despite its belief that its tax return positions are in accordance with applicable tax laws. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made.

Foreign Currency

Foreign-denominated assets, including investment securities, have been translated into U.S. dollars at the exchange rates on the Inception Date. Purchases and sales of investment securities, income and dividends received and expenses denominated in foreign currencies have been translated into U.S. dollars at the exchange rate on the trade date.

The effects of exchange rate fluctuations on investments are included with the net realized and unrealized gain (loss) on investment securities. Other foreign currency transactions resulting in realized and unrealized gain (loss) are disclosed separately.

Industry Concentration

The Fund’s investment in the Alibaba shares and the Yahoo Japan shares will cause it to concentrate its investments in securities issued by companies in the online services and e-commerce industry. The 1940 Act requires the Fund to obtain stockholder approval to invest less than 25 percent of its total assets in companies in the online services and e-commerce industry. The Fund has no current intention of investing less than 25 percent of its total assets in companies in the online services and e-commerce industry.

Convertible Senior Notes

The Convertible Notes are carried at their original issuance value, net of unamortized debt discount, and are not marked to market each period. The Convertible Notes have a maturity date of December 1, 2018 and a conversion price of $53.43. The estimated fair value of the Convertible Notes on the Inception Date was approximately $1.3 billion. The estimated fair value of the Convertible Notes was determined on the basis of quoted market prices observable in the market, interest rate spreads, and time to maturity.

Other

The Fund records security transactions based on the trade date. Dividend income is recognized on the ex-dividend date, and interest income is recognized on an accrual basis. Discounts and premiums on securities purchased are accreted and amortized over the lives of the respective securities. Withholding taxes on foreign dividends will be provided for in accordance with the Fund’s understanding of the applicable country’s tax rules and rates. Realized gains and losses from security transactions are based on the identified costs of the equity securities and using the specific identification method for fixed income securities.

Fund expenses are accrued in the period to which they relate based on estimates performed by management and adjustments are made when actual amounts are known.

Note 4 Fair Value Measurements

Hierarchy of Fair Value Inputs

The Fund categorizes the inputs to valuation techniques used to value its investments into a disclosure hierarchy consisting of three levels as shown below:

Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2—Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates, and similar data.

Level 3—Unobservable inputs for the asset or liability to the extent that relevant observable inputs are not available, representing management’s own assumptions about the assumptions that a market participant would use in valuing the asset or liability, and that would be based on the best information available.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Fund intends to recognize transfers between Level 1, Level 2, and Level 3 as of the beginning of the reporting period.

The following table reflects the valuation level used in the Schedule of Investments as of the Inception Date for the Fund’s assets (in thousands):

	Level 1	Level 2	Level 3	Total
Affiliated investments	$60,540,321	$—	$44,546	$60,584,867
Unaffiliated investments
Common shares	39,142	39,142	185	78,469
Preferred shares	—	—	15,106	15,106
Money Market Funds	4,797,615	—	—	4,797,615
Fixed Income Securities
Corporate Debt	—	3,182,782	—	3,182,782
Commercial Paper	—	2,141,417	—	2,141,417
Certificates of Deposits	—	1,535,445	—	1,535,445
Agency Bonds	—	658,381	—	658,381
US Government Debt	—	297,241	—	297,241
Sovereign Government Debt	—	39,720	—	39,720
Call Options	—	—	179,337	179,337
Investment in controlled affiliate
Excalibur (1)	—	—	665,000	665,000

Financial Assets at Fair Value	65,377,078	7,894,128	904,174	74,175,380
Derivative Instruments
Written Warrants	—	—	(116,734)	(116,734)

Total Financial Assets and Liabilities at Fair Value	$65,377,078	$7,894,128	$787,440	$74,058,646

(1) Excalibur assets relates to the Fund’s patent portfolio. The Patents are valued based on market inputs and periodic valuation reports conducted by an advisory firm which specialize in such activities.

The fair values of Altaba’s Level 1 financial assets and liabilities are based on quoted prices in active markets for identical assets or liabilities. The fair values of Altaba’s Level 2 financial assets and liabilities are obtained using quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets in markets that are not active; and inputs other than quoted prices (e.g., interest rates and yield curves). Altaba utilizes a pricing service to assist in obtaining fair value pricing for the marketable debt securities. The fair value for Altaba’s Level 3 financial assets were obtained using a variety of techniques including a Black-Scholes model, market approaches, and income approaches.

The beginning balance for the Fund’s assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of the Inception Date was $787.4 million.

Type of Investment	Fair Value at Inception Date (in thousands)	Valuation Technique	Unobservable Inputs	Range
Common/Preferred Shares	$15,291	Market approach	Sales multiple	5.79x
Excalibur IP Assets	$665,000	Market approach	Number of assets plus applications pending	3,599
			Comparable market transactions (per patent in thousands)	$224 - $426
		Income approach	Discount rate	14.00%
Call Options	$179,337	Black Scholes Model	Market volatility	25.86%
Hortonworks Warrants	$44,546	Black Scholes Model	Expected dividend yield	0.00%
			Risk-free interest rate	1.71% - 1.84%
			Expected volatility	44.00%
			Expected life (in years)	3.04 - 5.99
Written Warrants	$(116,734)	Black Scholes Model	Market volatility	29.8% - 30.4%

Hortonworks

The Fund holds warrants that vested upon the initial public offering of Hortonworks, which entitles the Fund to purchase an aggregate of 3.75 million shares of Hortonworks common stock upon exercise of the warrants. Altaba holds 6.50 million preferred warrants that are exercisable for 3.25 million shares of common stock at an exercise price of $0.01 per share, as well as 0.5 million common warrants that are exercisable for 0.5 million shares of common stock at an exercise price of $8.46 per share. These warrants had a fair value of $44.5 million as of the Inception Date.

Assets and Liabilities at Fair Value on a Nonrecurring Basis

Convertible Senior Notes

In 2013, Altaba issued $1.4375 billion aggregate principal amount of 0.00% Convertible Senior Notes due in 2018. The Convertible Notes are carried at their original issuance value, net of unamortized debt discount, and are not marked to market each period. The approximate estimated fair value of the Convertible Notes as of the Inception Date was $1.3 billion. The estimated fair value of the Convertible Notes was determined on the basis of quoted market prices observable in the market and is considered Level 2 in the fair value hierarchy. See Note 6 — “Convertible Senior Notes” for additional information related to the Convertible Notes.

Note 5 Quantitative Disclosure of Derivative Holdings

The following tables show additional disclosures related to the Fund’s derivative and hedging activities, including how such activities are accounted for on the Fund’s financial positions. The Fund entered into several transactions to hedge the impact of dilution from potential exercise of the convertible notes. In conjunction with the hedge transactions, the Fund sold written warrants to reduce the overall cost of the hedge. These derivatives are not accounted for as hedging instruments.

Fair value of derivative instruments as of the Inception Date:

Asset Derivatives	Statement of Assets and Liabilities Location	Call Spread
Call Options	Unaffiliated investments, at value	$179,337

Asset Liability	Statement of Assets and Liabilities Location	Call Spread
Written Warrants	Written Warrants	$(116,734)

Note 6 Convertible Senior Notes

0.00% Convertible Senior Notes

As of the Inception Date, Altaba had $1.4 billion in principal amount of Convertible Notes outstanding. In 2013, the Convertible Notes were sold to the initial purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

In connection with the issuance of the Convertible Notes, Altaba entered into an indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee. Under the Indenture, the Convertible Notes are senior unsecured obligations of Altaba, the Convertible Notes do not bear regular interest, and the principal amount of the Convertible Notes was issued at par value. The Convertible Notes mature on December 1, 2018, unless previously purchased or converted in accordance with their terms prior to such date. Altaba may not redeem the Convertible Notes prior to maturity. However, holders of the Convertible Notes may convert them at certain times and upon the occurrence of certain events in the future, as outlined in the indenture governing the Convertible Notes.

Holders of the Convertible Notes who convert in connection with a “make-whole fundamental change,” as defined in the Indenture, may require Altaba to purchase for cash all or any portion of their Convertible Notes at a purchase price equal to 100 percent of the principal amount, plus accrued and unpaid special interest as defined in the Indenture, if any. The Convertible Notes are convertible, subject to certain conditions, into shares of Altaba common stock at an initial conversion rate of 18.7161 shares per $1,000 principal amount of Convertible Notes (which is equivalent to an initial conversion price of approximately $53.43 per share), subject to adjustment upon the occurrence of certain events. Certain corporate events described in the Indenture may increase the conversion rate for holders who elect to convert their Convertible Notes in connection with such corporate event should they occur. Upon conversion of the Convertible Notes, holders will receive cash, shares of Altaba’s common stock, or a combination thereof, at Altaba’s election. Altaba’s intent is to settle the principal amount of the Convertible Notes in cash upon conversion. If the conversion value exceeds the principal amount, Altaba may deliver shares of its common stock with respect to the remainder of its conversion obligation in excess of the aggregate principal amount (conversion spread). As of the Inception Date, none of the conditions allowing holders of the Convertible Notes to convert had been met.

In accounting for the issuance of the Convertible Notes, Altaba separated the Convertible Notes into liability and equity components. The carrying amount of the liability component was calculated by measuring the estimated fair value of a similar liability that does not have an associated convertible feature. The carrying amount of the equity component representing the conversion option was determined by deducting the fair value of the liability component from the face value of the Convertible Notes as a whole. The excess of the principal amount of the liability component over its carrying amount (“debt discount”) is amortized to interest expense over the term of the Convertible Notes using the effective interest method with an effective interest rate of 5.26 percent per annum. The equity component is not remeasured as long as it continues to meet the conditions for equity classification.

In accounting for the transaction costs related to the Note issuance, Altaba allocated the total amount incurred to the liability and equity components based on their relative values. Issuance costs attributable to the $1.4 billion liability component are being amortized to expense over the term of the Convertible Notes, and issuance costs attributable to the $306 million equity component were also included within the equity component. The net asset value includes $0.11 impact from the Convertible Notes. Additionally, Altaba recorded a deferred tax liability of $37 million related to the debt discount.

The Convertible Notes consist of the following (in thousands):

As of Inception Date

Liability component:
Principal	$1,437,500
Less: note discount	(105,906)

Net carrying amount	$1,331,594

Equity component (*)	$305,569

(*)	Included in paid-in capital.

The estimated fair value of the Convertible Notes, which was determined based on inputs that are observable in the market (Level 2), and the carrying value of debt instruments (the carrying value excludes the equity component of the Convertible Notes classified in equity) were as follows (in thousands):

	As of Inception Date
	Fair Value	Carrying Value
Convertible senior notes	$1,340,932	$1,331,594

Note Hedges and Related Written Warrants

Altaba entered into note hedge transactions with certain option counterparties (the “Counterparties”) to reduce the potential dilution with respect to Altaba’s common stock upon conversion of the Convertible Notes or to offset any cash payment Altaba is required to make in excess of the principal amount of converted Convertible Notes. Separately, Altaba also entered into privately negotiated written warrant transactions with the Counterparties giving them the right to purchase common stock from Altaba. The written warrant transactions could separately have a dilutive effect with respect to Altaba’s common stock to the extent that the market price per share of its common stock exceeds the strike price of the written warrants. The initial strike price of the written warrants was $71.24. Counterparties to the written warrants may make adjustments to certain terms of the written warrants upon the occurrence of specified events, including the announcement of the Stock Purchase Agreement, pursuant to which Altaba (then known as Yahoo! Inc.) sold its operating business to Verizon Communications, Inc., if the event results in a material change to the trading price of Altaba’s common stock or the value of the written warrants. To date, four Counterparties have given Altaba notices of adjustments reducing their written warrant exercise prices. The written warrants begin to expire in March 2019.

Note 7 Commitments and Contingencies

Lease Commitments

The Fund has entered into lease agreements for office locations. These office locations have lease periods which expire between 2022 and 2024. Set forth below is a summary of gross lease commitments:

Gross Operating Lease Commitments
Years ending December 31, 2017	$339
2018	824
2019	837
2020	851
2021	865
Due after 5 years	1,651

Total gross lease commitments	$5,367

Legal Contingencies

Stockholder and Securities Matters

On April 22, 2015, a stockholder action captioned Cathy Buch v. David Filo, et al., C.A. No. 10933-VCL, was filed in the Delaware Court of Chancery against Yahoo and certain of its then-current and former directors. The complaint asserts both derivative claims, purportedly on behalf of Yahoo, and class action claims, purportedly on behalf of the plaintiff and all similarly situated stockholders, relating to the termination of, and severance payments made to, Yahoo’s former chief operating officer, Henrique de Castro. The plaintiff claims that certain former board members allegedly violated or acquiesced in the violation of Yahoo’s Bylaws when Mr. de Castro was terminated without cause, and breached fiduciary duties by allowing Yahoo to make allegedly false and misleading statements regarding the value of his severance. The plaintiff has also asserted claims against Mr. de Castro. The plaintiff seeks to have the full Board reassess the propriety of terminating Mr. de Castro without cause, potentially leading to disgorgement in favor of Yahoo of the severance paid to Mr. de Castro, an equitable accounting, monetary damages, declaratory relief, injunctive relief, and an award of attorneys’ fees and costs. Yahoo and the individual defendants filed a motion to dismiss the action, which the Court denied in part and granted in part on July 27, 2016. On April 5, 2017, the Court denied Yahoo’s motion for partial judgment on the pleadings. On May 19, 2017, a motion to dismiss the plaintiff’s derivative claims was filed by a Special Litigation Committee that was formed by Yahoo’s board of directors. The cost of resolution has been estimated to be at $2,385,000 and is included in other liabilities on the Consolidated Statement of Assets and Liabilities.

On January 27, 2016, a stockholder action captioned UCFW Local 1500 Pension Fund v. Marissa Mayer, et al., 3:16-cv-00478-RS, was filed in the U.S. District Court for the Northern District of California against Yahoo, and certain then-current and former officers and directors of Yahoo. On April 29, 2016, the plaintiff filed an amended complaint. The amended complaint asserts derivative claims, purportedly on behalf of Yahoo, for violations of the 1940 Act, breach of fiduciary duty, unjust enrichment, violations of Delaware General Corporation Law Section 124, and violations of California Business & Professions Code Section 17200. The amended complaint seeks to rescind Yahoo’s employment contracts with the individual defendants because those defendants allegedly caused Yahoo to illegally operate as an unregistered investment company. The plaintiff seeks disgorgement in favor of Yahoo, rescission, and an award of attorneys’ fees and costs. In addition, the amended complaint asserts a direct claim against Yahoo for alleged violation of Delaware General Corporation Law Section 124(1), based on the allegation that Yahoo has illegally operated as an unregistered investment company. Pursuant to this claim, the plaintiff seeks injunctive relief preventing Yahoo from entering into any future contracts, including any contracts to sell its assets. On October 19, 2016, the District Court dismissed the amended complaint, with leave to amend. On November 18, 2016, the plaintiff filed a second amended complaint seeking substantially the same relief as it did in the amended complaint. On February 10, 2017, the District Court dismissed the second amended complaint with prejudice. On March 10, 2017, the plaintiff filed a notice of appeal, which has been docketed in the United States Court of Appeals for the Ninth Circuit as Case No. 17-15435.

In January 2017, a stockholder action captioned Madrack v. Yahoo! Inc., et al., Case No. 5:17-cv-00373-LHK, was filed in the U.S. District Court for the Northern District of California against Yahoo and certain of its former officers. In March 2017, a similar stockholder action captioned Talukder v. Yahoo! Inc., et al., was filed in the U.S. District Court for the Northern District of California. In April 2017, the Court consolidated the two cases. In June, the plaintiffs filed a consolidated complaint purporting to represent a class of investors who purchased or otherwise acquired Yahoo’s stock between April 30, 2013 and December 14, 2016. The complaint asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder. The complaint alleges that Yahoo’s public disclosures about its business, operations, and compliance policies were materially misleading in light of the Security Incidents discussed under “Security Incidents Contingencies” below. The complaint seeks class certification, damages, interest, and an award of attorneys’ fees and costs.

In February 2017, stockholder derivative actions captioned Summer v. Marissa Mayer, et al. , Case No. 5:17-cv-00787, and Bowser v. Marissa Mayer, et al. , Case No. 5:17-cv-00810, were filed in the U.S. District Court for the Northern District of California purportedly on behalf of Yahoo against certain of its then-current and former directors and officers. The complaints allege that defendants failed to disclose the Security Incidents and caused or allowed Yahoo to issue materially false and misleading statements in its public filings and other public statements. The complaints assert derivative claims, purportedly on behalf of Yahoo, for breach of fiduciary duty, unjust enrichment, and violations of Sections 14(a) and 20(a) of the Exchange Act. The complaints seek unspecified damages, disgorgement of profits and compensation obtained by the defendants, an award of attorneys’ fees and costs, and other related injunctive and equitable forms of relief. In May 2017, the Court consolidated the two cases.

In March 2017, a stockholder derivative and class action captioned Spain v. Marissa Mayer, et al., Case No. 17CV207054, was filed in the Superior Court of California for the County of Santa Clara. In May, the plaintiff filed an amended complaint. The complaint asserts claims for breach of fiduciary duty, purportedly on behalf of Yahoo, against certain of Yahoo’s then-current and former directors and officers. The complaint alleges that defendants failed to prevent and disclose the Security Incidents and caused or allowed Yahoo to issue materially false and misleading statements in its public filings and other public statements. The complaint also asserts claims of insider trading, purportedly on behalf of Yahoo, against certain defendants under California Corporations Code sections 25402 and 25403. The complaint also asserts direct claims, purportedly on behalf of then-current Yahoo stockholders, against the individual defendants for breach of fiduciary duty relating to disclosures in the proxy statement relating to the Sale Transaction concerning the negotiation and approval of the Stock Purchase Agreement and against Verizon for aiding and abetting the individual defendants’ alleged breach of fiduciary duty. The complaint seeks class certification, unspecified damages, an award of attorneys’ fees and costs, and other related injunctive and equitable forms of relief. Multiple shareholder plaintiffs have filed stockholder derivative actions making similar claims, including: The LR Trust, et al. v. Marissa Mayer, et al., Case No. 17CV306525 (Cal. Sup. Ct.); Plumbers and Pipefitters National Pension Fund v. Marissa Mayer, et al., Case No. 17CV310992 (Cal. Sup. Ct.). A similar stockholder derivative action has also been filed in the Delaware Court of Chancery, captioned Oklahoma Firefighters Pension and Retirement System v. Eric Brandt, et al., Case No. 2017-0133-SG. In May, the Court issued an order staying this action in favor of the Spain action pending in California Superior Court for the County of Santa Clara.

General

In addition, federal, state, and foreign governmental officials and agencies seek information and/or documents about the Security Incidents and related matters, including the SEC and the U.S. Attorney’s Office for the Southern District of New York.

The Fund may be involved in claims, suits, government investigations, and other legal proceedings, which may include intellectual property claims, privacy, consumer protection, information security, data protection or law enforcement matters, labor and employment claims, commercial claims, as well as stockholder derivative actions, purported class action lawsuits, and other matters.

The Fund determined as of the opening of business on June 16, 2017, based on its knowledge at such time, that the aggregate amount or range of losses with respect to the matters described above were not estimable and that the amount or range of losses for any matters that were estimable were not material and would not have a material adverse effect on the Fund’s consolidated financial position, results of operations or cash flows. Amounts accrued as of the opening of business on June 16, 2017 were not material. The ultimate outcome of legal proceedings involves judgments, estimates and inherent uncertainties, and cannot be predicted with certainty. In the event of a determination adverse to the Fund, its subsidiaries, directors, or officers in these matters, the Fund may incur substantial monetary liability, and be required to change its business practices. Either of these events could have a material adverse effect on the Fund’s financial position, results of operations, or cash flows. The Fund may also incur substantial legal fees, which are expensed as incurred, in defending against these claims.

Security Incidents Contingencies

On September 22, 2016, Yahoo disclosed that a copy of certain user account information for approximately 500 million user accounts was stolen from Yahoo’s network in late 2014 (the “2014 Security Incident”). On December 14, 2016, Yahoo disclosed that, based on its outside forensic expert’s analysis of data files provided to Yahoo in November 2016 by law enforcement, Yahoo believes an unauthorized third party stole data associated with more than one billion user accounts in August 2013 (the “2013 Security Incident”). In November and December 2016, Yahoo disclosed that based on an investigation by its outside forensic experts, it believes an unauthorized third party accessed Yahoo’s proprietary code to learn how to forge certain cookies. The outside forensic experts have identified approximately 32 million user accounts for which they believe forged cookies were used or taken in 2015 and 2016 (the “Cookie Forging Activity”). The 2013 Security Incident, the 2014 Security Incident, and the Cookie Forging Activity are collectively referred to herein as the “Security Incidents.”

Numerous putative consumer class action lawsuits were filed against Yahoo in U.S. federal and state courts, and in foreign courts, relating to the Security Incidents, including the following: (1) In Re: Yahoo! Inc. Customer Data Security Breach Litigation, U.S. District Court for the Northern District of California Case No. 5:16-md-02752-LHK; (2) Yahoo! Inc. Private Information Disclosure Cases, Superior Court of California, County of Orange Case No. JCCP 4895; (3) Demers v. Yahoo! Inc., et al. , Province of Quebec, District of Montreal Superior Court Case Nos. 500-06-000841-177 and 500-06-000842-175; (4) Gill v. Yahoo! Canada Co., et al., Supreme Court of British Columbia, Vancouver Registry Case No. S-168873; (5) Karasik v. Yahoo! Inc., et al., Ontario Superior Court of Justice Case No. CV-16-566248-00CP; (6) Larocque v. Yahoo! Inc., et al., Court of Queen’s Bench for Saskatchewan Case No. QBG 1242 of 2017; and (7) Lahav v. Yahoo! Inc., Tel Aviv-Jaffa District Court Case No. 61020-09-16. Plaintiffs, who purport to represent various classes of users, generally claim to have been harmed by Yahoo’s alleged actions and/or omissions in connection with the Security Incidents and assert a variety of common law and statutory claims seeking monetary damages or other related relief.

In addition, as described above, putative stockholder class actions have been filed against Yahoo and certain current officers of Yahoo on behalf of persons who purchased or otherwise acquired Yahoo’s stock between April 30, 2013 and December 14, 2016, an additional putative class action was filed against certain former directors and officers of Yahoo on behalf of stockholders of Yahoo, and six stockholder derivative actions have been filed purportedly on behalf of Yahoo against its former directors and officers, each asserting claims related to the Security Incidents.

Additional lawsuits and claims related to the Security Incidents may be asserted by or on behalf of users, partners, shareholders, or others seeking damages or other related relief.

Following the consummation of the Sale Transaction, pursuant to the Reorganization Agreement, the Fund continues to be responsible for 50 percent of certain post-closing cash liabilities under consumer class action cases related to the Security Incidents.

The Fund cannot reasonably estimate a range of possible losses related to these legal proceedings at this time because the legal proceedings remain in the early stages, alleged damages have not been specified, there is uncertainty as to the likelihood of a class or classes being certified or the ultimate size of any class if certified, and there are significant factual and legal issues to be resolved. The Fund has not made a determination that a loss from these matters is probable and has determined that the amount of any such loss is not estimable at such time and therefore has not recorded an accrual for litigation or other contingencies relating to the Security Incidents. The Fund will continue to evaluate information as it becomes known and will record an accrual for estimated losses at the time or times it is determined that a loss is both probable and reasonably estimable.

Note 8 Income Taxes

The Fund is not eligible to be treated as a “regulated investment company” under the Code as a result of the Fund’s concentrated ownership of Alibaba shares. Instead, the Fund is treated as a regular corporation, or a “C” corporation, for U.S. federal income tax purposes and, as a result, unlike most investment companies, will be subject to corporate income tax to the extent the Fund recognizes taxable income and taxable gains. The Fund will recognize tax expense on its taxable income and taxable gains on investments.

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred income tax assets and liabilities are as follows (in thousands):

Components of the Funds Net Deferred Tax Asset at Period-End:

Inception Date
Deferred tax assets:
Net operating loss & tax credits carryforwards	$75,271
Capital loss carryforward	139,660
Other deferred tax assets	414,942

Total deferred tax assets	629,873
Valuation allowance	—

Net deferred tax assets	629,873
Deferred tax liabilities:
Unrealized investment gains	(21,859,854)
Other deferred tax liabilities	(267,337)

Deferred tax asset (liability), net	$(21,497,318)

At the Inception Date, the Fund’s federal and California net operating loss carryforwards for income tax purposes were approximately $132 million and $72 million, respectively. The federal and California net operating loss carryforwards are subject to various limitations under Section 382 of the Internal Revenue Code and applicable state tax law. If not utilized, the federal and California net operating loss carryforwards will begin to expire in 2021. The Fund’s state research tax credit carryforward for income tax purposes is approximately $184 million and it can be carried forward indefinitely.

The Fund has a capital loss carryforward as of the Inception Date of $370 million. Capital losses may be carried forward for 5 years and, accordingly, will begin to expire December 31, 2022.

The Fund has $415 million of other deferred tax assets. Pursuant to the Reorganization Agreement, Altaba is obligated to indemnify Yahoo Holdings, Inc. for future utilization of certain deferred tax assets. Altaba has therefore recorded an indemnification liability to Yahoo Holdings, Inc. of $369 million in the consolidated statement of assets and liabilities.

The total amount of gross unrecognized tax benefits was $1.06 billion as of the Inception Date, of which up to $0.6 billion would affect Altaba’s effective tax rate if realized.

The remaining balances are recorded on the Fund’s consolidated statement of assets and liabilities as follows (in thousands):

Inception Date
Total unrecognized tax benefits balance	$1,062,507
Amounts netted against related deferred tax assets	(197,592)

Unrecognized tax benefits recorded on consolidated statement of assets and liabilities	$864,915

Amounts classified as deferred and other tax liabilities	864,915

Unrecognized tax benefits recorded on consolidated statement of assets and liabilities	$864,915

As primary obligor, Altaba is generally responsible for all United States federal, state and local uncertain tax benefits through the date of the Sale Transaction and, as such, the uncertain tax benefits are recorded in other liabilities in the consolidated statement of assets and liabilities. Pursuant to the Reorganization Agreement, Yahoo Holdings, Inc. is obligated to indemnify the Company for certain pre-acquisition tax liabilities. The Company has therefore recorded an indemnification asset from Yahoo Holdings, Inc. of $421 million in other assets in the consolidated statement of assets and liabilities.

Altaba recognizes interest and/or penalties related to uncertain tax positions in income tax expense. To the extent accrued interest and penalties do not ultimately become payable, amounts accrued will be reduced and reflected as a reduction of the overall income tax provision in the period that such determination is made. The amount of accrued interest and penalties recorded on the consolidated statement of assets and liabilities as of the Inception Date was approximately $195 million of which $31 million is indemnified by Yahoo Holdings, Inc. pursuant to the Reorganization Agreement, whereby Yahoo Holdings, Inc. is obligated to indemnify the Company for certain pre-acquisition tax liabilities.

The Fund is in various stages of examination and appeal in connection with its taxes both in U.S. federal, state and local jurisdictions. These audits generally span tax years 2005 through 2015. As of the Inception Date, the Company’s 2011 through 2015 U.S. federal income tax returns are currently under examination. The Fund has appealed the proposed California Franchise Tax Board’s adjustments to the 2005 through 2008 returns, but no conclusions have been reached to date. The Fund’s 2009 through 2010 California tax returns are currently under examination. The Fund’s 2011 through 2015 tax years remain subject to examination by the California Franchise Tax Board for California tax purposes. While it is difficult to determine when the examinations will be settled or their final outcomes, certain audits in various jurisdictions are expected to be resolved in the foreseeable future. The Fund believes that it has adequately provided for any reasonably foreseeable adverse adjustment to its tax returns and that any settlement will not have a material adverse effect on its consolidated financial position, results of operations, or cash flows.

Note 9 Related Party Transactions

Yahoo Japan

The Fund has historically received an annual dividend from its investment in Yahoo Japan. As of the Inception Date, there were no dividends receivable recorded on the consolidated statement of assets and liabilities.

Note 10 Capital Share Transactions

As of the Inception Date, there were 5,000,000,000 shares of $0.001 par value common stock authorized, 976,375,581 shares issued and 959,226,888 shares outstanding. The Fund may purchase shares of its common stock from time to time in accordance with parameters set by the Board, at such prices and amounts as management may deem appropriate.

Pursuant to a self-tender offer that expired on June 16, 2017, the Fund repurchased 64,514,767 shares of its common stock at a price of $53.20 per share for an aggregate purchase price of approximately $3.4 billion.

Note 11 Distributions

The Fund currently intends to return substantially all of its cash to stockholders over time through stock repurchases and distributions, although the Fund will retain sufficient cash to satisfy its obligations to creditors and for operating expenses. The timing and method of any return of capital will be determined by the Board. Stock repurchases may take place in the open market, including under Rule 10b5-1 plans or in a tender offer, or in privately negotiated transactions, including structured and derivative transactions such as accelerated share repurchase transactions. The Fund currently anticipates that the amount of cash to be retained by the Fund will be at least $1.4 billion, which is the minimum amount necessary to satisfy the Fund’s obligations under the Convertible Notes. However, the Fund’s obligations to creditors and working capital requirements may vary over time and may be materially greater than such amount, depending upon, among other factors, the cost of cash-settling any conversion obligations under the Convertible Senior Notes, the Fund’s potential obligations with respect to the other liabilities, and whether the income from the Fund’s investments is sufficient to cover its expenses.

Note 12 Principal Risks

The market price and net asset value of the Fund’s common stock will be materially impacted by the market price of Alibaba shares.

The market price and net asset value of the Fund’s common stock will be materially impacted by the market price of Alibaba shares.

Alibaba is an online and mobile commerce company. As of the Inception Date, the Fund’s Alibaba shares represented approximately 69.6% of the Fund’s total assets. The Alibaba shares are a significant portion of the Fund’s assets. The Fund currently intends to continue to hold a substantial portion of its total assets in the form of Alibaba Shares. As a result, the market price and net asset value of the Fund’s common stock will be materially impacted by the market price of Alibaba shares, which in turn will be affected by Alibaba’s business, management, results of operations, and financial condition.

The trading price of Alibaba shares has been and is likely to continue to be volatile, which could result in substantial losses to the Fund. For example, the high and low sale prices of Alibaba ADS between December 31, 2015 and December 31, 2016 were $109.87 and $59.25, respectively.

In addition to market and industry factors, the price and trading volume for the Alibaba shares may be highly volatile for specific business reasons, including: (i) variations in Alibaba’s results of operations; (ii) announcements about Alibaba’s earnings that are not in line with analyst expectations; (iii) publication of operating or industry metrics by third parties, including government statistical agencies, that differ from expectations of industry or financial analysts; (iv) changes in financial estimates by securities research analysts; (v) announcements made by Alibaba or its competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures, or capital commitments; (vi) press reports, whether or not true, about Alibaba’s business; (vii) regulatory allegations or actions or negative reports or publicity against Alibaba, regardless of their veracity or materiality to Alibaba; (viii) changes in pricing made by Alibaba or its competitors; (ix) conditions in the online retail market; (x) additions to or departures of Alibaba management; (xi) fluctuations of exchange rates between the Renminbi and the U.S. dollar; (xii) release or expiry of any transfer restrictions on outstanding Alibaba shares; (xiii) sales or perceived potential sales or other disposition of existing or additional Alibaba shares or other equity or equity-linked securities, including by Alibaba’s principal shareholders, directors, officers, and other affiliates; (xiv) the creation of vehicles that hold Alibaba shares; (xv) actual or perceived general economic and business conditions and trends in the PRC and globally; and (xvi) changes or developments in the PRC or global regulatory environment. Any of these factors may result in large and sudden changes in the volume and trading price of Alibaba shares.

Alibaba primarily derives its revenue from online marketing services, commissions based on transaction value derived from certain of its marketplaces, fees from the sale of memberships on its wholesale marketplaces, and cloud service fees. Alibaba’s future revenue growth depends on its ability to expand into new geographic regions and grow its other businesses. Alibaba faces risks associated with expanding into sectors or geographies in which it has limited or no experience. In addition, Alibaba’s revenue growth may slow or decline for other reasons, including decreasing consumer spending, increasing competition and slowing growth of the PRC retail or PRC online retail industry and changes in government policies or general economic conditions.

Alibaba faces increasingly intense competition, mainly from Chinese and global Internet companies as well as certain offline retailers and e-commerce players, including those that specialize in a limited number of product categories. In addition, Alibaba faces increasing competition in the diversified mobile commerce industry for mobile users in the PRC from established as well as emerging mobile commerce platforms. If Alibaba is not able to compete effectively, the gross merchandise volume transacted on Alibaba’s marketplaces and the users and activity levels on its platforms may decrease significantly, which could materially and adversely affect Alibaba’s business, financial condition, and results of operations as well as its brand. The Internet industry is characterized by rapidly changing technology, evolving industry standards, new mobile apps, protocols and technologies, new service and product introductions, new media and entertainment content, and changing customer demands. Furthermore, Alibaba’s competitors are constantly developing innovations in Internet search, online marketing, communications, social networking, entertainment, and other services, on both mobile devices and personal computers, to enhance users’ online experience. Alibaba’s failure to innovate and adapt to these changes would have a material adverse effect on its business, financial condition, and results of operations.

Alibaba files with the SEC reports containing financial and other material information about its business and risks relating to its business. You are encouraged to review the information set forth in Alibaba’s registration statements on Form F-1 and Form F-4 and annual reports on Form 20-F for additional information about Alibaba’s business, management, results of operations, financial condition, and risks. You should also review Alibaba’s press releases and reports filed with the SEC on Form 6-K. This information may be obtained at the SEC’s website at:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001577552&owner=exclude&count=40

You should review information filed by Alibaba with the SEC because the value of the Fund’s common stock will be heavily dependent upon and influenced by the value of the Alibaba shares. All information with respect to Alibaba in this registration statement is derived from Alibaba’s public filings with the SEC. Such information is provided for informational purposes only and the Fund makes no representation and assumes no responsibility for the accuracy or completeness of such information.

The Alibaba Partnership, Alibaba’s voting agreements with certain of its shareholders, and SoftBank’s investment in Alibaba limit the Fund’s ability to influence the nomination and election of Alibaba directors.

The Alibaba partnership, comprised of certain management members of Alibaba, Zhejiang Ant Small and Micro Financial Services Group Co., Ltd., and Zhejiang Cainiao Supply Chain Management Co. Ltd. (the “Alibaba Partnership”), has the ability, under Alibaba’s articles of association, to nominate a simple majority of Alibaba’s board of directors. If at any time Alibaba’s board of directors consists of fewer than a simple majority of directors nominated or appointed by the Alibaba Partnership for any reason, including because a director previously nominated by the Alibaba Partnership ceases to be a member of Alibaba’s board of directors or because the Alibaba Partnership had previously not exercised its right to nominate or appoint a simple majority of Alibaba’s board of directors, the Alibaba Partnership will be entitled (in its sole discretion) to nominate or appoint such number of additional directors to the board as necessary to ensure that the directors nominated or appointed by the Alibaba Partnership comprise a simple majority of Alibaba’s board of directors.

Alibaba, the Fund (then known as Yahoo), and SoftBank entered into a voting agreement pursuant to which SoftBank, the Fund, Jack Ma, and Joe Tsai agreed to vote their shares in favor of the Alibaba Partnership director nominees at each annual general stockholders meeting, so long as SoftBank owns at least 15 percent of Alibaba’s outstanding ordinary shares. As of December 31, 2016, SoftBank owned approximately 29.9 percent of the Alibaba shares based on publicly available filings with the SEC. Furthermore, the voting agreement provides that SoftBank has the right to nominate one director to the board of Alibaba until SoftBank owns less than 15 percent of Alibaba’s outstanding ordinary shares. In addition, pursuant to the voting agreement, the Fund, Jack Ma, and Joe Tsai have agreed to vote their shares (including shares for which they have voting power) in favor of the election of the SoftBank director nominee at each annual general shareholders meeting in which the SoftBank nominee stands for election. Moreover, subject to certain exceptions, pursuant to the voting agreement SoftBank and the Fund have agreed to give Jack Ma and Joe Tsai a proxy over, with respect to SoftBank, any portion of its shareholdings exceeding 30 percent of Alibaba’s outstanding shares and, with respect to the Fund, all of its shareholdings up to a maximum of 121.5 million of Alibaba’s ordinary shares. These proxies will remain in effect until Jack Ma owns less than 1 percent of Alibaba’s ordinary shares on a fully diluted basis or Alibaba materially breaches the voting agreement.

As a result of the foregoing nomination and voting arrangements, the Fund’s ability to affect the management of Alibaba through election of directors to Alibaba’s board of directors will be substantially limited.

The Fund’s investment performance may be materially and adversely affected by economic conditions in the PRC as well as globally.

A significant portion of the Fund’s assets consists of Alibaba shares. Alibaba has significant operations in the PRC. As a result, the Fund’s investment performance and net income are impacted to a significant extent by economic, political and legal developments in the PRC.

Chinese equities and many American Depositary Shares issued by companies that primarily operate in the PRC, including Alibaba, have experienced increased volatility since May 2015. Although the PRC government has taken steps to seek to stabilize the PRC equity markets, it is uncertain what effect such measures will have, if any, on the PRC equity markets or on the price of American Depositary Shares issued by companies that primarily operate in the PRC. Continued price drops in the PRC equity markets and any related price drops of American Depositary Shares issued by companies that primarily operate in the PRC may adversely affect the Fund’s investment performance and the market price of the Fund’s common stock.

The PRC government has in recent years implemented a number of measures to control the rate of economic growth, including by raising interest rates and adjusting deposit reserve ratios for commercial banks, as well as by implementing other measures designed to tighten credit and liquidity and regulate its securities market. These measures have contributed to a slowdown of the PRC economy. While the PRC government started easing its monetary policy in 2015, there have been signs of a continuing economic slowdown in the PRC. Any continuing or worsening slowdown could significantly reduce domestic commerce in the PRC, including business activities conducted through the Internet generally and within the online services and e-commerce industry in which the Fund’s investments are concentrated. An economic downturn, whether actual or perceived, a further decrease in economic growth rates, or an otherwise uncertain economic outlook in the PRC or any other market could have a material adverse effect on the Fund’s investment performance and financial condition.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth by strategically allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions, and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on the Fund. The Fund’s financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to Alibaba.

If the PRC government deems that Alibaba’s contractual arrangements in relation to variable interest entities owned by PRC citizens and through which Alibaba conducts its business in the PRC do not comply with PRC government restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, Alibaba’s business and results of operations may be impacted, which in turn may adversely affect the Fund’s investment performance.

Foreign ownership of certain types of Internet businesses in the PRC, such as Internet information services, is subject to restrictions under applicable PRC laws, rules, and regulations and foreign investors are generally not permitted to own more than 50 percent of the equity interests in a value-added telecommunication service provider. Alibaba provides Internet information services in the PRC through a number of PRC incorporated variable interest entities (“VIEs”), which are owned by PRC citizens who are Alibaba’s founders or senior employees or by PRC entities owned by such PRC citizens, and who have contractual arrangements with Alibaba. These contractual arrangements give Alibaba effective control over each of the VIEs enabling it to obtain substantially all of the economic benefits arising from the VIEs and consolidate the financial results of the VIEs in its results of operations. Although the VIE structure adopted by Alibaba is consistent with longstanding industry practice, and is commonly adopted by comparable companies in the PRC, the PRC government may not agree that these arrangements comply with PRC licensing, registration, or other regulatory requirements, with existing policies, or with requirements or policies that may be adopted in the future.

In January 2015, the Ministry of Commerce of the PRC published a discussion draft of the proposed Foreign Investment Law (the “Discussion Draft”), which aims to, upon its enactment, replace the existing laws regulating foreign investment in the PRC. While the Ministry of Commerce of the PRC completed the solicitation of the comments on the Discussion Draft in February 2015, there are still substantial uncertainties with respect to its enactment timetable. The Discussion Draft, if enacted as proposed, may impact the viability of Alibaba’s current corporate structure, corporate governance, and business operations. There are substantial uncertainties with regard to the interpretation and application of the Discussion Draft, once enacted, and to current PRC laws, rules, and regulations. If Alibaba or any of its VIEs are found to be in violation of any existing or future PRC laws, rules, or regulations, or fail to obtain or maintain any of the required permits or approvals, or fulfill any reporting obligations, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, which could have a material adverse effect on the business, financial condition, and results of operations of Alibaba, and in turn, the Fund’s investment performance.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations.

Most of Alibaba’s operations are conducted in the PRC and are governed by the PRC laws, rules, and regulations. Alibaba’s PRC subsidiaries are subject to laws, rules, and regulations applicable to foreign investment in the PRC. The PRC legal system is a civil law system based on written statutes. Prior court decisions may be cited for reference but, unlike the common law system, they have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in the PRC. However, the PRC has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in the PRC, or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and their nonbinding nature, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties, and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, Alibaba may not be aware of any violation of these policies and rules until sometime after the occurrence of the violation.

The Fund may be unable to sell certain assets for which there is not an active trading market or for which the Fund’s stake represents a relatively large proportion of the market at the prices at which they are carried on the Fund’s books.

The size of the Fund’s stake in each of Alibaba and Yahoo Japan relative to the average trading volumes for Alibaba shares and Yahoo Japan shares may make it more difficult for the Fund to sell large quantities of Alibaba shares and Yahoo Japan shares in a short period of time or at prices at which the Fund carries such shares on its books for purposes of calculating the Fund’s net asset value.

Furthermore, there is no active market for the Excalibur IP Assets, which makes the valuation of such assets extremely difficult. Any sale of such assets may be at a price materially higher or lower than the value reported for such assets in the Fund’s consolidated financial statements.

Note 13 Subsequent Events

On June 16, 2017, the Fund completed its tender offer, which resulted in the Fund purchasing 64,514,767 shares of Altaba at a price of $53.20 per share for an aggregate purchase price of approximately $3.4 billion in cash, which settled on June 22, 2017. The shares represent approximately 6.7% of the Fund’s outstanding shares as of the Inception Date.